                                 [Letterhead of TDS]

                                    April 15, 1996



American Paging, Inc.
Suite 3100
1300 Godward Street, N.E.
Minneapolis, Minnesota  55413

     Re: Revolving Credit Agreement dated January 1, 1994, as last amended December 31, 1995 (the "Revolving Credit Agreement"), between American Paging, Inc. (the "Company") and Telephone and Data Systems, Inc. ("TDS")
          ----------------------------------------------------------------------

Gentlemen:

          This letter will constitute TDS's agreement to correct the Revolving Credit Agreement by amending and restating Section 7(b)(2) thereof in its entirety to read as follows:

          "(2) the Company shall not permit its consolidated equity to be less than 30% of its consolidated liabilities (including, without limitation, the Note, accounts payable and other liabilities, but excluding customer deposits and unearned revenues);"

          All other terms and conditions of the Revolving Credit Agreement shall remain in full force and effect.

          Please acknowledge your agreement to this amendment by executing a copy of this letter and return it to the undersigned.

                              Very truly yours,

                              TELEPHONE AND DATA SYSTEMS, INC.



                              By:   /s/ Ronald D. Webster
                                   --------------------------------------
                                    Ronald D. Webster
                                    Vice President and Treasurer

American Paging, Inc.
April 15, 1996
Page 2


Accepted and agreed to as of the date set forth above.

                              AMERICAN PAGING, INC.


                              By:   /s/ Terrence T. Sullivan
                                    --------------------------------------
                                    Terrence T. Sullivan
                                    Vice President - Finance (Chief Financial
                                    Officer) and Treasurer